Exhibit 99.1

FOR IMMEDIATE RELEASE

Harmonic Announces Second Quarter 2026 Results

Broadband revenue increased 54% year over year, including 44% growth in Rest-of-Market

Company raises full-year outlook to reflect Broadband revenue of $505 million - $525 million

Cash increased to $232 million with the completed sale of the Video business

SAN JOSE, California, August 12, 2026 - Harmonic Inc. (Nasdaq: HLIT) today announced its unaudited results for the second quarter ended July 3, 2026.

“Our strong business momentum continued in the second quarter, with Broadband revenue growth accelerating to 54% year over year, including 44% growth in Rest-of-Market,” said Nimrod Ben-Natan, president and chief executive officer of Harmonic. “Equally important, it was another quarter of strong bookings, led by Rest-of-Market, enabling us to once again raise our full-year 2026 outlook. With the sale of the Video business now complete, we have the capital and focus to further accelerate our broadband growth.”

Financial and Business Highlights

Total Company Financial Results

	Q2 2026
	GAAP	Non-GAAP
	(Unaudited, in millions, except per share data)
Net revenue	$173.0	$	n/a
Operating profit	18.4		35.6
Net income (loss) per share	$(0.02)		$0.24

Continuing Operations Financial Results - Broadband

	Q2 2026
	GAAP	Non-GAAP
	(Unaudited, in millions, except per share data)
Net revenue	$133.5	$	n/a
Operating profit (1)	23.6		31.3
Net income per share (1)	$0.16		$0.21
•
Backlog and deferred revenue of $587.6 million, an increase of 71%, compared to $344.2 million last year
•
Cash: $231.9 million at July 3, 2026, compared to $124.1 million at December 31, 2025

Continuing Operations Business Highlights - Broadband1

•
Commercially deployed our cOS™ solution with 161 customers, serving 48.2 million CPE devices, with ongoing expansion across all tier-1 accounts and new customer wins
•
Rest-of-Market bookings represented approximately 60% of total Q2 bookings, reflecting meaningful progress in customer diversification
•
Achieved first SeaStar MDU deployment and secured multi-million dollar orders for the recently announced Pearl-1XL and Oyster+ fiber products

(1) Includes approximately $2.3 million of stranded costs associated with the Video divestiture for Q2 2026.

Discontinued Operations - Video Business

The results of the Company's Video Business are presented as held-for-sale and discontinued operations in the condensed consolidated statements of operations and condensed consolidated balance sheets for all periods presented in this press release. As previously announced, on December 8, 2025, the Company entered into a Put Option Agreement to sell its Video business to Leone Media Inc. (d/b/a MediaKind) for a purchase price of $145 million in cash (the "Disposition"). On March 20, 2026, MediaKind and the Company executed the Asset Purchase Agreement (the "APA") for the Disposition.

On June 16, 2026, the Company and MediaKind completed the Disposition. Proceeds from the sale were $137.9 million paid at closing, subject to final post-closing adjustments under the terms of the APA. Following the Disposition, Harmonic operates as a pure-play broadband company with a single reportable segment: Broadband. As such, and unless stated otherwise, all results presented in the following table reflect those of continuing operations.

Select Financial Information from Continuing Operations - Broadband2

	GAAP			Non-GAAP
Key Financial Results	Q2 2026	Q1 2026	Q2 2025	Q2 2026	Q1 2026	Q2 2025
	(Unaudited, in millions, except per share data)
Net revenue	$133.5	$121.7	$86.9	n/a	n/a	n/a
Operating profit (loss) (1)	$23.6	$20.4	$(0.8)	$31.3	$26.0	$7.0
Net income (loss) per share	$0.16	$0.09	$(0.01)	$0.21	$0.17	$0.03

Other Financial Information	Q2 2026	Q1 2026	Q2 2025
	(Unaudited, in millions)
Bookings for the quarter	$144.3	$115.9	$131.0
Backlog and deferred revenue as of quarter end	$587.6	$582.1	$344.2
Cash and cash equivalents as of quarter end	$231.9	$109.0	$123.9

Explanations regarding our use of Non-GAAP financial measures and related definitions, and reconciliations of our GAAP and Non-GAAP measures, are provided in the sections below entitled “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations.”

(1) Includes stranded costs of approximately $2.3 million in Q2 2026, $2.3 million in Q1 2026, and $1.7 million in Q2 2025.

GAAP Financial Guidance for Continuing Operations - Broadband

	Q3 2026 GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Net revenue	$125	$135
Gross margin %	51.0%	52.0%
Operating profit (2)	$17	$22
Tax rate	30.0%	30.0%
Net income per share	$0.10	$0.14
Shares (3)	110.4	110.4

	2026 GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Net revenue	$505	$525
Gross margin %	50.9%	51.8%
Operating profit (2)	$74	$86
Tax rate	30.0%	30.0%
Net income per share	$0.44	$0.53
Shares (3)	110.4	110.4

Non-GAAP Financial Guidance for Continuing Operations - Broadband3

	Q3 2026 Non-GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Gross margin %	51.0%	52.0%
Gross profit	$64	$70
Operating profit (2)	$23	$28
Tax rate	23.0%	23.0%
Net income per share	$0.15	$0.19
Shares (3)	110.4	110.4

	2026 Non-GAAP Financial Guidance (1)
(Unaudited, in millions, except percentages and per share data)	Low	High
Gross margin %	51.0%	52.0%
Gross profit	$258	$273
Operating profit (2)	$99	$111
Tax rate	23.0%	23.0%
Net income per share	$0.67	$0.75
Shares (3)	110.4	110.4

(1) Refer to “Use of Non-GAAP Financial Measures” and “GAAP to Non-GAAP Reconciliations on Financial Guidance” below. Components may not sum to total due to rounding.

(2) Includes approximately $2.3 million and $10.0 million of stranded costs associated with the Video business divestiture for Q3 and FY 2026, respectively.

(3) Diluted shares assumes stock price of $12.95 (Q2 2026 average price).

Conference Call Information

Harmonic will host a conference call to discuss its financial results at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, August 12, 2026. The live webcast will be available on the Harmonic Investor Relations website at http://investor.harmonicinc.com. To participate via telephone, please register in advance using this link, https://register-conf.media-server.com/register/BI6b44bd6531a743fb82a359cc25e46844. A replay will be available after 5:00 p.m. PT on the same website.

About Harmonic Inc.

Harmonic (NASDAQ: HLIT), the worldwide leader in virtualized broadband solutions, is transforming multi-gigabit connectivity. The company's industry-leading cOS™ virtualized broadband platform, suite of solutions for fiber and DOCSIS, and a growing portfolio of AI-powered network intelligence solutions, enable broadband service providers to simplify operations, deliver exceptional subscriber experiences and expand revenue streams. With thousands of vCMTS servers and hundreds of thousands of RPDs deployed globally, Harmonic powers next-generation broadband services with five-nines reliability. Anchored with a customer-first approach and driven by a legacy of innovation, Harmonic supports broadband service providers at every stage of their network evolution. More information is available at www.harmonicinc.com.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements related to our expectations regarding: net revenue; gross margins; operating expenses; operating income (loss), including stranded costs associated with the disposition of the Video business; tax expense and tax rate, and net income (loss) per diluted share. Our expectations regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, in no particular order, the following: customer concentration and consolidation; loss of one or more key customers; delays or decreases in capital spending in the cable or telco industries; the possibility that our products will not generate sales that are commensurate with our expectations or that our cost of revenue or operating expenses may exceed our expectations; the market and technology trends underlying our Broadband business will not continue to develop in their current direction or pace; the impact of tariffs and general economic conditions on our sales and operations; the mix of products and services sold in various geographies and the effect it has on gross margins; our ability to develop new and enhanced products in a timely manner and market acceptance of our new or existing products; risks associated with our international operations; exchange rate fluctuations of the currencies in which we conduct business; risks associated with our cOS™ product solutions; dependence on various broadband industry trends; inventory management; the lack of timely availability or the impact of increases in the prices of parts or raw materials necessary to produce our products; the effect of competition, on both revenue and gross margins; difficulties associated with rapid technological changes in our markets; risks associated with unpredictable sales cycles; our dependence on contract manufacturers and sole or limited source suppliers; stock repurchases may not be conducted in the timeframe or in the manner we expect, or at all; and the impact on our business of natural disasters. In some cases, you can identify forward-looking statements by terminology such as, “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “believes,” “intends,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic's filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended December 31, 2025, our most recent Quarterly Report on Form 10-Q and our Current Reports on Form 8-K. The forward-looking statements in this press release are based on information available to the Company as of the date hereof, and Harmonic disclaims any obligation to update any forward-looking statements.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or referred to herein as “reported”). However, management believes that certain Non-GAAP financial measures provide management and other users with additional meaningful financial information that should be considered when assessing our ongoing performance. Our management regularly uses our supplemental Non-GAAP financial measures internally to understand, manage and evaluate our business, establish operating budgets, set internal measurement targets and make operating decisions.

These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from Non-GAAP measures used by other companies. In addition, these Non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Harmonic's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Harmonic's results of operations in conjunction with the corresponding GAAP measures.

The Company believes that the presentation of Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provide useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

The Non-GAAP measures presented here are: Gross profit, operating expenses, income (loss) from operations, non-operating expenses and net income (loss), and net income (loss) per diluted share. The presentation of Non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP, and is not necessarily comparable to Non-GAAP results published by other companies. A reconciliation of the historical Non-GAAP financial measures discussed in this press release to the most directly comparable historical GAAP financial measures is included with the financial statements provided with this press release. The Non-GAAP adjustments described below have historically been excluded from our GAAP financial measures.

Our Non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects:

Stock-based compensation - Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. We believe that management is limited in its ability to project the impact stock-based compensation would have on our operating results. In addition, for comparability purposes, we believe it is useful to provide a Non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of our core business and to facilitate the comparison of our results to the results of our peer companies.

Non-recurring advisory fees - There were non-recurring costs that we excluded from Non-GAAP results relating to professional accounting, tax and legal fees associated with strategic corporate initiatives.

Divestiture related employee compensation costs - There were non-recurring costs that we excluded from Non-GAAP results relating to employee compensation costs resulting from the divestiture.

Discrete tax items and tax effect of Non-GAAP adjustments - The income tax effect of Non-GAAP adjustments relates to the tax effect of the adjustments that we incorporate into Non-GAAP financial measures in order to provide a more meaningful measure of Non-GAAP net income. This non-recurring adjustment has been excluded from the Company’s non-GAAP tax rate and non-GAAP financial measures, as management believes exclusion of this item provides more meaningful period-to-period comparisons of ongoing operating performance

CONTACTS:

Walter Jankovic	David Hanover
Chief Financial Officer	Investor Relations
Harmonic Inc.	Harmonic Inc.
+1.408.490.6152	+1.212.896.1220

Harmonic Inc.

Preliminary Condensed Consolidated Balance Sheets

(Unaudited, in thousands, except par value)

	July 3, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$231,862	$124,105
Accounts receivable, net of allowances for credit losses of $136 and $227 as of July 3, 2026 and December 31, 2025, respectively	89,906	85,935
Inventories	66,473	47,840
Prepaid expenses and other current assets	28,948	12,530
Assets held for sale	—	223,961
Total current assets	417,189	494,371
Property and equipment, net	23,478	25,648
Operating lease right-of-use assets	13,142	13,687
Goodwill	61,092	60,900
Deferred income taxes, net	99,425	104,043
Other non-current assets	18,319	19,834
Total assets	$632,645	$718,483
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,944	$2,944
Accounts payable	39,263	23,093
Deferred revenue	20,775	31,519
Operating lease liabilities	5,988	6,433
Other current liabilities	67,962	48,288
Liabilities to be disposed of	—	85,671
Total current liabilities	136,932	197,948
Long-term debt	107,667	109,140
Operating lease liabilities, non-current	13,524	14,664
Other non-current liabilities	14,176	13,485
Total liabilities	272,299	335,237
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value, 150,000 shares authorized; 109,024 and 111,186 shares issued and outstanding at July 3, 2026 and December 31, 2025, respectively	109	111
Additional paid-in capital	2,483,251	2,466,177
Accumulated deficit	(2,114,668)	(2,076,406)
Accumulated other comprehensive loss	(8,346)	(6,636)
Total stockholders’ equity	360,346	383,246
Total liabilities and stockholders’ equity	$632,645	$718,483

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Revenue:
Appliance and integration	$117,016	$72,601	$220,775	$144,126
SaaS and service	16,446	14,317	34,382	27,670
Total net revenue	133,462	86,918	255,157	171,796
Cost of revenue:
Appliance and integration	56,413	41,652	107,271	74,086
SaaS and service	7,161	5,480	14,383	11,444
Total cost of revenue	63,574	47,132	121,654	85,530
Total gross profit	69,888	39,786	133,503	86,266
Operating expenses:
Research and development	21,199	17,992	42,080	37,656
Selling, general and administrative	24,630	20,483	46,915	40,263
Asset impairment and related charges	428	1,637	428	1,637
Restructuring and related charges	—	428	—	428
Total operating expenses	46,257	40,540	89,423	79,984
Income from operations	23,631	(754)	44,080	6,282
Interest expense, net	(1,082)	(1,090)	(2,161)	(2,401)
Other expense, net	(579)	(1,192)	(621)	(1,813)
Income before income taxes	21,970	(3,036)	41,298	2,068
Provision for income taxes	4,919	(2,179)	14,599	556
Income (loss) from continuing operations, net of tax	17,051	(857)	26,699	1,512
Income (loss) from discontinued operations, net of tax	(19,375)	3,728	(21,714)	7,299
Net income (loss)	$(2,324)	$2,871	$4,985	$8,811

Net income (loss) per share:
Basic:
Continuing operations	$0.16	$(0.01)	$0.24	$0.01
Discontinued operations	(0.18)	0.04	(0.19)	0.07
Basic net income (loss) per share	$(0.02)	$0.03	$0.05	$0.08

Diluted:
Continuing operations	$0.16	$(0.01)	$0.24	$0.01
Discontinued operations	(0.18)	0.04	(0.19)	0.07
Diluted net income (loss) per share	$(0.02)	$0.03	$0.05	$0.08

Weighted average common shares:
Basic	108,654	113,392	109,186	114,855
Diluted	109,682	113,392	110,176	115,256

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands) 4

	Six Months Ended
	July 3, 2026	June 27, 2025
Cash flows from Continuing and Discontinued Operations
Cash flows from operating activities:
Net income	$4,985	$8,811
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	5,193	5,392
Asset impairment and related charges	428	1,637
Stock-based compensation	21,467	16,162
Foreign currency remeasurement	(88)	596
Deferred income taxes, net	2,917	(2,718)
Loss on divestiture	6,251	—
Provision for excess and obsolete inventories	1,441	1,988
Other	18	(9)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,152)	58,067
Inventories	(23,567)	(6,607)
Prepaid expenses and other assets	(4,334)	(492)
Accounts payable	16,729	3,030
Deferred revenues	(5,979)	2,202
Other liabilities	8,951	(16,151)
Net cash provided by operating activities	26,260	71,908
Cash flows from investing activities:
Proceeds from divestiture, net of cash retained and transaction costs (1)	131,963	—
Purchases of property and equipment	(3,005)	(5,672)
Net cash provided by (used in) investing activities	128,958	(5,672)
Cash flows from financing activities:
Proceeds from long-term debt	170,000	40,000
Repayment of long-term debt and other borrowings	(171,519)	(42,466)
Repurchase of common stock	(42,950)	(50,102)
Proceeds from other borrowings	—	3,835
Proceeds from common stock issued to employees	4,534	3,056
Taxes paid related to net share settlement of equity awards	(6,025)	(3,206)
Net cash used in financing activities	(45,960)	(48,883)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(1,479)	5,132
Net increase (decrease) in cash and cash equivalents and restricted cash	107,779	22,485
Cash and cash equivalents and restricted cash at beginning of period (2)	124,461	101,789
Cash and cash equivalents and restricted cash at end of period	$232,240	$124,274

Cash and cash equivalents and restricted cash at end of period
Cash and cash equivalents	$231,862	$123,918
Restricted cash included in other current assets	378	356
Total cash, cash equivalents and restricted cash as shown in the condensed consolidated statement of cash flows	$232,240	$124,274

1 Net proceeds from divestiture includes transaction costs of $3.8 million and cash retained in the business sold of $2.1 million.

2 Restricted cash included in other current assets was $356 and $332 as of December 31, 2025 and 2024 respectively.

Harmonic Inc.

Preliminary Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended
	July 3, 2026	June 27, 2025
Supplemental cash flow disclosure:
Income tax payments, net	$4,914	$13,764
Interest payments, net	$2,162	$2,715
Supplemental schedule of non-cash investing activities:
Capital expenditures incurred but not yet paid	$591	$1,141

Harmonic Inc.

Preliminary GAAP Revenue Information

(Unaudited, in thousands, except percentages)5

	Three Months Ended
	July 3, 2026		April 3, 2026		June 27, 2025
Geography
Americas	$120,603	91%	$106,430	87%	$80,283	92%
EMEA	8,421	6%	10,459	9%	5,776	7%
APAC	4,438	3%	4,806	4%	859	1%
Total	$133,462	100%	$121,695	100%	$86,918	100%

Customer
Top 2 customers (1)	$84,053	63%	$71,101	58%	$52,611	61%
Rest-of-Market	49,409	37%	50,594	42%	34,307	39%
Total	$133,462	100%	$121,695	100%	$86,918	100%

	Six Months Ended
	July 3, 2026		June 27, 2025
Geography
Americas	$227,033	89%	$155,306	91%
EMEA	18,880	7%	14,396	8%
APAC	9,244	4%	2,094	1%
Total	$255,157	100%	$171,796	100%

Customer
Top 2 customers (1)	$155,154	61%	$109,114	64%
Rest-of-Market	100,003	39%	62,682	36%
Total	$255,157	100%	$171,796	100%

(1) Based on largest subscriber footprint

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended July 3, 2026
	Revenue	Gross Profit	Total Operating Expense	Operating Profit	Total Non-operating Expense, net	Net Income
GAAP	$133,462	$69,888	$46,257	$23,631	$(1,661)	$17,051
Stock-based compensation	—	808	(6,476)	7,284	—	7,284
Lease-related asset impairment and other charges (1)	—	—	(428)	428	—	428
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	(1,908)
Total adjustments	—	808	(6,904)	7,712	—	5,804
Non-GAAP	$133,462	$70,696	$39,353	$31,343	$(1,661)	$22,855
As a % of revenue (GAAP)		52.4%	34.7%	17.7%	(1.2)%	12.8%
As a % of revenue (Non-GAAP)		53.0%	29.5%	23.5%	(1.2)%	17.1%
Diluted net income per share:
GAAP						$0.16
Non-GAAP						$0.21
Shares used in per share calculation:
GAAP and Non-GAAP						109,682

(1) Includes impairment charges of $0.1 million for right-of-use assets and $0.3 million related to the fair value of other unrecoverable facility costs.

	Three Months Ended April 3, 2026
	Revenue	Gross Profit	Total Operating Expense	Operating Profit	Total Non-operating Expense, net	Net Income
GAAP	$121,695	$63,615	$43,166	$20,449	$(1,121)	$9,648
Stock-based compensation	—	265	(5,299)	5,564	—	5,564
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	3,581
Total adjustments	—	265	(5,299)	5,564	—	9,145
Non-GAAP	$121,695	$63,880	$37,867	$26,013	$(1,121)	$18,793
As a % of revenue (GAAP)		52.3%	35.5%	16.8%	(0.9)%	7.9%
As a % of revenue (Non-GAAP)		52.5%	31.1%	21.4%	(0.9)%	15.4%
Diluted net income per share:
GAAP						$0.09
Non-GAAP						$0.17
Shares used in per share calculation:
GAAP and Non-GAAP						110,617

Harmonic Inc.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended June 27, 2025
	Revenue	Gross Profit	Total Operating Expense	Operating Profit (Loss)	Total Non-operating Expense, net	Net Income (Loss)
GAAP	$86,918	$39,786	$40,540	$(754)	$(2,282)	$(857)
Stock-based compensation	—	358	(5,297)	5,655	—	5,655
Restructuring and related charges	—	—	(428)	428	—	428
Asset impairment and related charges (1)	—	—	(1,637)	1,637	—	1,637
Discrete tax items and tax effect of Non-GAAP adjustments	—	—	—	—	—	(3,163)
Total adjustments	—	358	(7,362)	7,720	—	4,557
Non-GAAP	$86,918	$40,144	$33,178	$6,966	$(2,282)	$3,700
As a % of revenue (GAAP)		45.8%	46.6%	(0.9)%	(2.6)%	(1.0)%
As a % of revenue (Non-GAAP)		46.2%	38.2%	8.0%	(2.6)%	4.3%
Diluted net income (loss) per share:
GAAP						$(0.01)
Non-GAAP						$0.03
Shares used in per share calculation:
GAAP						113,392
Non-GAAP						113,493

(1) Includes impairment charges of $0.4 million for right-of-use assets, $0.3 million for leasehold improvements, and $0.9 million related to the fair value of other unrecoverable facility costs.

	Six Months Ended July 3, 2026
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$255,157	$133,503	$89,423	$44,080	$(2,782)	$26,699
Stock-based compensation	—	1,073	(11,775)	12,848	—	12,848
Lease-related asset impairment and other charges (2)	—	—	(428)	428	—	428
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	1,673
Total adjustments	—	1,073	(12,203)	13,276	—	14,949
Non-GAAP	$255,157	$134,576	$77,220	$57,356	$(2,782)	$41,648
As a % of revenue (GAAP)		52.3%	35.0%	17.3%	(1.1)%	10.5%
As a % of revenue (Non-GAAP)		52.7%	30.3%	22.5%	(1.1)%	16.3%
Diluted net income per share:
GAAP						$0.24
Non-GAAP						$0.38
Shares used in per share calculation:
GAAP and Non-GAAP						110,176

(2) Includes impairment charges of $0.1 million for right-of-use assets and $0.3 million related to the fair value of other unrecoverable facility costs.

	Six Months Ended June 27, 2025
	Revenue	Gross Profit	Total Operating Expense	Income from Operations	Total Non-operating Expense, net	Net Income
GAAP	$171,796	$86,266	$79,984	$6,282	$(4,214)	$1,512
Stock-based compensation	—	618	(10,054)	10,672	—	10,672
Restructuring and related charges	—	—	(428)	428	—	428
Asset impairment and related charges (1)	—	—	(1,637)	1,637	—	1,637
Discrete tax items and tax effect of non-GAAP adjustments	—	—	—	—	—	(2,552)
Total adjustments	—	618	(12,119)	12,737	—	10,185
Non-GAAP	$171,796	$86,884	$67,865	$19,019	$(4,214)	$11,697
As a % of revenue (GAAP)		50.2%	46.6%	3.7%	(2.5)%	0.9%
As a % of revenue (Non-GAAP)		50.6%	39.5%	11.1%	(2.5)%	6.8%
Diluted net income per share:
GAAP						$0.01
Non-GAAP						$0.10
Shares used in per share calculation:
GAAP and Non-GAAP						115,256

(1) Includes impairment charges of $0.4 million for right-of-use assets, $0.3 million for leasehold improvements, and $0.9 million related to the fair value of other unrecoverable facility costs.

	Three Months Ended			Three Months Ended
	July 3, 2026			June 27, 2025
	Continuing Operations	Discontinued Operations	Total Company	Continuing Operations	Discontinued Operations	Total Company
Net income (loss) - GAAP	$17,051	$(19,375)	$(2,324)	$(857)	$3,728	$2,871
Stock-based compensation	7,284	4,373	11,657	5,655	2,042	7,697
Restructuring and related charges	—	—	—	428	222	650
Asset impairment and related charges	428	—	428	1,637	—	1,637
Loss on held for sale and disposal of discontinued operations	—	6,251	6,251	—	—	—
Non-recurring advisory fees	—	3,359	3,359	—	78	78
Divestiture related employee compensation costs	—	1,765	1,765
Discrete tax items and tax effect of Non-GAAP adjustments	(1,908)	6,790	4,882	(3,163)	530	(2,633)
Total adjustments	5,804	22,538	28,342	4,557	2,872	7,429
Net income - Non-GAAP	$22,855	$3,163	$26,018	$3,700	$6,600	$10,300
As a % of revenue (GAAP)	12.8%	(49.1)%	(1.3)%	(1.0)%	7.3%	2.1%
As a % of revenue (Non-GAAP)	17.1%	8.0%	15.0%	4.3%	12.9%	7.5%

Diluted net income (loss) per share:
GAAP	$0.16	$(0.18)	$(0.02)	$(0.01)	$0.04	$0.03
Non-GAAP	$0.21	$0.03	$0.24	$0.03	$0.06	$0.09

Shares used in per share calculation:
GAAP	109,682	109,682	109,682	113,392	113,392	113,392
Non-GAAP	109,682	109,682	109,682	113,493	113,493	113,493

	Six Months Ended			Six Months Ended
	July 3, 2026			June 27, 2025
	Continuing Operations	Discontinued Operations	Total Company	Continuing Operations	Discontinued Operations	Total Company
Net income (loss) - GAAP	$26,699	$(21,714)	$4,985	$1,512	$7,299	$8,811
Stock-based compensation	12,848	8,619	21,467	10,672	5,490	16,162
Restructuring and related charges	—	—	—	428	222	650
Non-recurring advisory fees	—	7,343	7,343	—	78	78
Asset impairment and related charges	428	—	428	1,637	—	1,637
Divestiture related employee compensation costs	—	1,765	1,765	—	—	—
Loss on held for sale and disposal of discontinued operations	—	6,251	6,251	—	—	—
Discrete tax items and tax effect of Non-GAAP adjustments	1,673	4,993	6,666	(2,552)	(1,099)	(3,651)
Total adjustments	14,949	28,971	43,920	10,185	4,691	14,876
Net income - Non-GAAP	$41,648	$7,257	$48,905	$11,697	$11,990	$23,687
As a % of revenue (GAAP)	10.5%	(24.2)%	1.4%	0.9%	7.3%	3.2%
As a % of revenue (Non-GAAP)	16.3%	8.1%	14.2%	6.8%	12.1%	8.7%

Diluted net income (loss) per share:
GAAP	$0.24	$(0.19)	$0.05	$0.01	$0.07	$0.08
Non-GAAP	$0.38	$0.06	$0.44	$0.10	$0.11	$0.21

Shares used in per share calculation:
GAAP and Non-GAAP	110,176	110,176	110,176	115,256	115,256	115,256

Harmonic Inc.

GAAP to Non-GAAP Reconciliations on Financial Guidance for Continuing Operations (Unaudited)(1)

(In millions, except percentages and per share data)6

	Q3 2026 Financial Guidance
	Revenue			Gross Profit			Total Operating Expense			Operating Profit			Net Income
GAAP	$125	to	$135	$64	to	$70	$47	to	$48	$17	to	$22	$11	to	$15
Stock-based compensation		—			—			(6)			6			6
Total adjustments		—			—			(6)			6		6	to	6
Non-GAAP	$125	to	$135	$64	to	$70	$41	to	$42	$23	to	$28	$17	to	$21
As a % of revenue (GAAP)				51.0%	to	52.0%	37.6%	to	35.6%	13.6%	to	16.3%	8.8%	to	11.1%
As a % of revenue (Non-GAAP)				51.0%	to	52.0%	32.8%	to	31.1%	18.4%	to	20.7%	13.6%	to	15.6%
Diluted net income per share:
GAAP													$0.10	to	$0.14
Non-GAAP													$0.15	to	$0.19
Shares used in per share calculation:
GAAP and Non-GAAP													110.4

	FY 2026 Financial Guidance
	Revenue			Gross Profit			Total Operating Expense			Operating Profit			Net Income
GAAP	$505	to	$525	$257	to	$272	$183	to	$186	$74	to	$86	$49	to	$58
Stock-based compensation		—			1			(24)			25			25
Tax effect of Non-GAAP adjustments		—			—			—			—		(1)	to	—
Total adjustments		—			1			(24)			25		24	to	25
Non-GAAP	$505	to	$525	$258	to	$273	$159	to	$162	$99	to	$111	$73	to	$83
As a % of revenue (GAAP)				50.9%	to	51.8%	36.2%	to	35.4%	14.7%	to	16.4%	9.7%	to	11.0%
As a % of revenue (Non-GAAP)				51.0%	to	52.0%	31.5%	to	30.9%	19.6%	to	21.1%	14.5%	to	15.8%
Diluted net income per share:
GAAP													$0.44	to	$0.53
Non-GAAP													$0.67	to	$0.75
Shares used in per share calculation:
GAAP and non-GAAP													110.4

(1) Components may not sum to total due to rounding.